Exhibit 99.2

Ember Therapeutics, Inc.

(Formerly Mariel Therapeutics, Inc.)

Consolidated Financial Statements

Nine Months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Index

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Ember Therapeutics, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Ember Therapeutics, Inc. and Subsidiary. (collectively, the “Company”) as of December 31, 2014, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for the period from May 14, 2014 (inception) to December 31, 2014. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ember Therapeutics, Inc. and Subsidiary as of December 31, 2014, and the consolidated results of their operations and their cash flows for the period May 14, 2014 (inception) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has insufficient capital to fund its operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 11, on January 31, 2016, the Company merged into American Home Alliance Corporation, a public shell company.  These financial statements do not reflect any adjustments to the accounts that may result from such transaction.

/s/ EisnerAmper LLP

Iselin, NJ

February 2, 2016

F-1

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS

Cash	$194,313	$43
Prepaid expenses and other current assets	53,920	—
Total Current Assets	248,233	43

Acquired In-process research and development	4,262,618	—
Goodwill	1,898,016	—
TOTAL ASSETS	$6,408,867	$43

CURRENT LIABILITIES
Current portion of note payable to Stryker, Inc.	$1,013,216	$900,000
Current portion of note payable to Knight Therapeutics, Inc.,
net of debt issuance costs and debt discount	204,434	—
Advances from Founder	—	199,792
Accounts payable	1,200,341	690,194
Accrued expenses	713,291	347,066
Anti-dilution liability	526,316	526,316
Derivative liabilities	595,163	—
Total Current Liabilities	4,252,761	2,663,368

Convertible notes payable, net of debt discount	1,863,464	—
Deferred tax liabilities	1,898,016
Deferred revenue - distribution rights	23,540	—
Contingent consideration- at fair value	2,257,046	—
	10,294,827	2,663,368

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIENCY
Preferred stock, $0.0001 par value; 5,000,000 shares authorized,
0 shares issued and outstanding	—	—
Common stock, $0.0001 par value; 20,000,000 shares authorized,
5,263,158 shares issued and outstanding	526	526
Additional paid-in capital	510,672	179,474
Accumulated Deficit	(4,397,158)	(2,843,325)
Total Stockholders' Deficiency	(3,885,960)	(2,663,325)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$6,408,867	$43

The accompanying notes are an integral part of these financial statements.

F-2

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Consolidated Statements of Operations

	Nine Months	Period from	Period from
	ended	May 14, 2014 to	May 14, 2014 to
	September 30, 2015	September 30, 2014	December 31, 2014
	(unaudited)	(unaudited)	(audited)
REVENUES	$—	$—	$—

OPERATING EXPENSES
Research and development- principally costs to obtain patent portfolio	503,221	2,022,125	2,312,634
General and administrative	674,275	248,143	429,892
Total Operating Expenses	1,177,496	2,270,268	2,742,526

OTHER EXPENSE
Interest expense	376,337	51,657	100,799
NET LOSS	$(1,553,833)	$(2,321,925)	$(2,843,325)
BASIC AND DILUTED LOSS PER SHARE	$(0.30)	$(0.59)	$(0.63)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	5,263,158	3,958,647	4,498,639

The accompanying notes are an integral part of these financial statements.

F-3

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Consolidated Statements of Stockholders’ Deficiency

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	(Number of Shares)	(Amount)	Capital	Deficit	Deficiency
Balance – May 14, 2014 (inception)	—	$—	$—	$—	$—
Issuance of common stock to founder for contributions of membership in
Mariel Advisors, LLC	5,000,000	500	(500)	—	—
Fair value of stock issued for license of patents - Stryker Inc.	263,158	26	179,974	—	180,000
Net loss	—	—	—	(2,843,325)	(2,843,325)
Balance – December 31, 2014 (audited)	5,263,158	$526	$179,474	$(2,843,325)	$(2,663,325)
Fair value of beneficial conversion features of convertible notes payable	—	—	331,198	—	331,198
Net loss	—	—	—	(1,553,833)	(1,553,833)
Balance – September 30, 2015 (unaudited)	5,263,158	$526	$510,672	$(4,397,158)	$(3,885,960)

The accompanying notes are an integral part of these financial statements.

F-4

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Consolidated Statements of Cash Flows

		Period from	Period from
	Nine months ended	May 14, 2014 to	May 14, 2014 to
	September 30, 2015	September 30, 2014	December 31, 2014
	(unaudited)	(unaudited)	(audited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,553,833)	$(2,321,925)	$(2,843,325)
Adjustments to reconcile net loss to
net cash used in operating activities:
Amortization of debt discount	171,093	30,994	61,988
Non-cash research and development expense	—	1,644,328	1,644,328
Changes in operating assets and liabilities net of acquisition amounts
Accounts payable	493,309	387,096	690,194
Accrued expenses	479,441	174,271	347,066
Net Cash Used in Operating Activities	(409,990)	(85,236)	(99,749)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash acquired as a result of Ember Therapeutics, Inc. acquisition	119,052	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable to Knight Therapeutics, net of debt issuance costs	685,000	—	—
Advances from Founder	59,167	85,279	99,792
Repayments of advances by Founder	(258,959)	—	—
Net Cash Provided by Financing Activities	485,208	85,279	99,792

NET CHANGE IN CASH	194,270	43	43
CASH AT BEGINNING OF PERIOD	43	—	—
CASH AT END OF PERIOD	$194,313	$43	$43
Supplemental disclosure of cash paid
Interest	$—	$—	$—
Taxes	$—	$—	$—

Supplemental disclosures of cash flow information
Founder advance to pay Stryker	$—	$100,000	$100,000
Fair value of convertible note payable issued in exchange for
purchase of Ember Therapeutics, Inc.	$1,830,508	$—	$—
Fair value of contingent considerations recorded for
purchase of Ember Therapeutics, Inc.	$2,257,046	$—	$—
Fair value of beneficial conversion feature on convertible notes payable	$331,198	$—	$—
Fair value of warrants to be issued to placement agent in connection with Knight financing	$29,480	$—	$—
Knight instruments:
Fair value of warrants issued to Knight	$200,000	$—	$—
Fair value of future funding commitments rights	$365,683	$—	$—
Fair value of distribution rights	$23,540	$—	$—

The accompanying notes are an integral part of these financial statements.

F-5

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

1. Nature of Business, Major Transactions and Liquidity

Nature of Business

Ember Therapeutics, Inc. and Subsidiary (collectively, the "Company", formerly known as Mariel Therapeutics, Inc.) was incorporated on May 14, 2014 as a C-corporation in Delaware and is headquartered in New York City, New York.

The Company is a clinical stage company focused on Bone morphogenetic protein-7 (BMP-7) and its role in Osteoarthritis (OA) and organ fibrosis, including Chronic Kidney Disease (CKD) and Alport Syndrome, as well as metabolic conditions, such as obesity and type II diabetes. The Company has focused its activities to date around acquiring technologies around BMP-7, and expects to assemble its management team, plot its regulatory course, and resume clinical trials after sufficient funding is secured.

On June 16, 2014, the founder and principal stockholder was issued 5,000,000 shares of the Company’s common stock by contributing his 100% membership interest of Mariel Advisors, LLC to the Company. Mariel Advisors, LLC had no activity prior to this transaction.

Asset Purchase Agreement with Stryker

In June 2014, the Company entered into an asset purchase agreement with Stryker and Stryker Biotech, an affiliate of Stryker, whereby the Company purchased certain assets relating to BMP-7 including, preclinical and clinical data, trade secrets and patents. The Company did not hire or receive any Stryker workforce or employees working on BMP-7 or any research, clinical or manufacturing equipment. In addition, the Company did not assume from Stryker any contracts, licenses or agreements between Stryker and any third party with respect to BMP-7. The Company will need to independently develop all clinical processes and procedures for the Phase 3 clinical trial through the use of internal and external resources once appropriate and acceptable resources have been identified and obtained.

Acquisition of Ember Therapeutics, Inc.

On March 11, 2015 the Company through Ember Acquisition Corp, a Delaware corporation and a wholly-owned subsidiary of the Company obtained 100% of the outstanding shares of Ember Therapeutics, Inc. (“Pre-ember”) pursuant to the articles of a merger agreement (the “Merger Agreement”).

After this transaction, the Company changed its name to Ember Therapeutics, Inc. See Note 5.

Note payable to Knight Therapeutics, Inc.

The Company entered into a financing arrangement with Knight Therapeutics in August 2015. See Note 6.

F-6

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

Liquidity

The Company’s operations are subject to a number of factors that can affect its operating results and financial conditions. Such factors include, but are not limited to: the results of clinical testing and trial activities of the Company's products, the Company's ability to obtain regulatory approval to market its products, competition from products manufactured and sold or being developed by other companies, the price of, and demand for, Company products, the Company's ability to negotiate favorable licensing or other manufacturing and marketing agreements for its products, and the Company's ability to raise capital. The Company's consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced losses since inception and at September 30, 2015 and December 31, 2014 has an accumulated deficit of approximately $4,400,000 and $2,900,000, respectively. The Company will require additional funding to meet operating expenses and for capital expenditures. The Company has funded operations primarily with the proceeds from the issuance of notes payable and founder advances.

The future viability of the Company is dependent upon its ability to raise additional capital to finance its operations. Management expects that future sources of funding may include sales of equity, obtaining loans, or other strategic transactions. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient financing on terms acceptable to the Company to fund continuing operations, if at all. These circumstances raise substantial doubt on the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Significant Accounting Policies

Basis of Presentation

The Company has prepared the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP).

Unaudited Presentation

The accompanying unaudited consolidated financial statements for the nine months ended September 30, 2015 and 2014 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. The consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) that the management of the Company believes are necessary for a fair presentation of the periods presented. These interim financial results are not necessarily indicative of results expected for the full fiscal year or for any subsequent interim period.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts expensed during the reporting period. Significant estimates relate to accruals and various estimates used in the calculation of the fair value of financial instruments and instruments issued in connection with debt obligations. Actual results could differ from those estimates.

Research and development

One of the most significant estimates or judgments that the Company makes is whether to capitalize or expense patent and license costs. The Company makes this judgment based on whether the technology has alternative future uses, as defined in ASC 730, “Research and Development.” The Company’s patent portfolio consists of a large number of patents covering methods of use and composition of matter claims. Based on this consideration, the Company expensed the payments made to in-license the patent portfolio purchased from Stryker. These costs are reflected in research and development expense in the consolidated statement of operations.

F-7

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

Income taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

The Company adopted the provisions of ASC 740-10 and has analyzed its filing positions in 2015 in jurisdictions where it may be obligated to file returns. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties as of September 30, 2015 and December 31, 2014.

Net Loss per Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding during the period, and is the same as basic net loss per share because the Company incurred a net loss in all periods presented and the potentially dilutive securities from the assumed issuance of shares under the anti-dilution option held by Stryker (Note 4) or upon issuance of warrants which are required to be issued (Note 6) or upon conversion of convertible debt would have an anti-dilutive effect. The amount of shares which could be issued under these instruments is not yet determinable.

Concentration of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash. Substantially all of the Company's cash deposits are maintained at large financial institutions. The Company's deposits at times may exceed federally insured limits.

Business Combinations

For business combinations the Company utilizes the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. These standards require that the total cost of an acquisition be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition. The allocation of the purchase price is dependent upon certain valuations and other studies. Acquisition costs are expensed as incurred.

The Company recognizes separately from goodwill the fair value of assets acquired and the liabilities assumed. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the acquisition date fair values of the assets acquired and liabilities assumed. While the Company uses its best estimates and assumptions as a part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the acquisition date, the Company's estimates are subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company may retroactively record adjustments to the fair value of the assets acquired and liabilities assumed. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Company's consolidated statements of operations.

Acquired in-process research and development and patents

As a result of its business combination during 2015, the Company acquired in-process research and development (“in-process R&D”) in relation to the Company’s pipeline products. Since the drugs have not reached technological feasibility at the date of acquisition, such costs are capitalized and subsequently tested for impairment through completion of the development process, at which point the capitalized amounts are amortized over their estimated useful life. There was no amortization expense recognized for the period from inception to September 30, 2015. If a project is abandoned rather than completed, all capitalized amounts are written-off immediately.

As of September 30, 2015, acquired in-process R&D was approximately $4,262,600. Through September 30, 2015, the Company recorded no impairment of such asset.

F-8

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

Goodwill

Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. Goodwill is not amortized but is reviewed annually (or more frequently if impairment indicators arise) for impairment. To review the impairment the Company first assesses qualitative factors to determine whether events or circumstances lead to a determination that it is more likely than not that the fair value of any of our reporting units is less than its carrying amount. Our qualitative assessment of the recoverability of goodwill, whether performed annually or based on specific events or circumstances, considers various macroeconomic, industry-specific and company-specific factors. Those factors include:(i) severe adverse industry or economic trends; (ii) significant company-specific actions, including exiting an activity in conjunction with restructuring of operations or; (iii) current, historical or projected deterioration of our financial performance. After assessing the totality of events and circumstances, if the Company determines that it is not more likely than not that the fair value of any of is less than its carrying amount, no further assessment is performed. If the Company determines that it is more likely than not that the fair value is less than its carrying amount, the Company calculates the fair value and compares the fair value to the net book value. If the fair value of the reporting unit is greater than its net book value, there is no impairment. Otherwise, the Company calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible assets, excluding goodwill, of the reporting unit from the fair value of the reporting unit. The implied fair value of goodwill is compared to the carrying value of goodwill. If the implied fair value of goodwill is less than the carrying value of goodwill, an impairment loss is recognized equal to the difference.  There were no impairments of goodwill at September 30, 2015. The Company’s annual testing date is December 31.

Fair Value of Financial Instruments

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of fair value hierarchy:

Level 1- Quoted prices in active markets for identical assets or liabilities.

Level 2- Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3- Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

F-9

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

The Company’s financial instruments are cash, accounts payable, accrued expenses, notes payable, convertible notes payable, anti-dilution liability and derivative liabilities. The carrying values of cash, accounts payable and accrued expenses approximate their fair value due to the short-term nature. The Company believes the recorded value of notes payable to Stryker and Knight Therapeutics approximates the fair value as the interest rate (stated or effective) approximates market rates for similar types of instruments. The fair value of the note payable issued in connection with the acquisition of Ember Therapeutics was determined to be approximately $1,830,000 (principal of $2,000,000) based upon the favorable interest rate contained in the debt instrument (Note 5).

The following table sets forth the Company’s financial instruments measured at fair value by level within the fair value hierarchy as of September 30, 2015 and December 31, 2014:

	Level 1	Level 2	Level 3
September 30, 2015
Liabilities:
Future funding commitment rights (Note 6)	$—	$—	$365,683
Warrant liabilities (Note 6)	—	—	229,480
Total derivative liabilities	—	—	595,163
Contingent consideration (Note 5)	—	—	2,257,046
Total liabilities at fair value	$—	$—	$2,852,209

Fair Value Estimate of Common Stock Value

Through September 30, 2015, there were no stock options or warrants issued, and there have been no transactions whereby shares of common stock were purchased. However, the Company is required to issue certain warrants, and granted beneficial conversion features and rights to acquire common stock at discount in connection with debt financings.

The Company has to estimate the fair value of its common stock underlying certain financial instruments when performing the fair value calculations with the Black-Scholes and other option-pricing models. The fair value of the common stock underlying certain financial instruments was determined on each date an equity based instrument was issued by the Company.

The Company is privately held with no active public market for its common stock. Therefore, the Company has for financial reporting purposes periodically determined the estimated per share fair value of the Company’s common stock at various dates using contemporaneous valuations consistent with the American Institute of Certified Public Accountants Practice Aid, “Valuation of Privately-Held Company Equity Securities Issued as Compensation,” also known as the Practice Aid. These valuations were performed with the assistance of a valuation specialist. In conducting these valuations, the board of directors considered all objective and subjective factors that it believed to be relevant in each valuation conducted, including the board of directors’ best estimate of the Company’s business condition, prospects and operating performance at each valuation date. Within the contemporaneous valuations performed, a range of factors, assumptions and methodologies were used. The significant factors included external market conditions affecting the biotechnology industry, trends within the biotechnology industry, the results of operations, financial position, status of research and development efforts, stage of product development and business strategy, the lack of an active public market for the common stock, and the likelihood of achieving a funding event such as an initial public offering (“IPO”) or sale of assets.

F-10

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

The Company determined that a market-based approach to value that employs the probability-weighted expected returns method (“PWERM”) would provide the most appropriate paradigm for estimating the fair market value of the Company. The PWERM is a scenario-based analysis that estimates the value per share based on the probability-weighted present value of expected future investment returns, considering each of the possible outcomes available to the Company, as well as the economic and control rights of each share class. Under the PWERM approach, the Company used point estimates for values and dates, since the Company is an early-stage company with limited financing and operational history.

Under the PWERM approach, 4 - 6 scenarios were evaluated, in terms of company value, length of time occurrence and probability of each scenario. The probability identified was the likeliness that the scenario occurs. The scenarios ranged from achieving an IPO at various funding levels to the Company dissolution by the end of 2016. The discount rate applied to the future proceeds are based on an estimate of the Company’s cost of capital, which is based on the Capital Asset Pricing Model. In the scenarios in which the Company does not become a public company and remains privately held, and thus have illiquid shares, the value of the shares and thus the Company were discounted for lack of marketability.

Beneficial Conversion Features and Debt Discounts

If a conversion feature of conventional convertible debt is not accounted for separately as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. Derivative instruments issued with debt instruments are also recorded by the Company as a debt discount.

If the interest rate on a debt is below market interest rate, the difference between the principal amount and fair value of the debt is recorded by the Company as a debt discount. Debt issuance costs including common stock warrants issued in connection with debt financing and fees/costs paid to the lender and others.

The Company amortizes the discount to interest expense over the life of the respective debt using the effective interest rate method.

Derivative Instrument

The Company accounts for its derivative instruments in accordance with ASC 815-10, “Derivatives and Hedging”. ASC 815-10 establishes accounting and reporting standards requiring that derivative instruments, including derivative instruments embedded in other contracts, be recorded on the consolidated balance sheets as either an asset or liability measured at its fair value. ASC 815-10 also requires that changes in the fair value of derivative instruments be recognized currently in results of operations. See Note 6.

Recent accounting pronouncements

In May 2014, the FASB issued a new standard on revenue recognition which outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard is designed to create greater comparability for financial statement users across industries and jurisdictions and also requires enhanced disclosures. The guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted beginning in the first quarter of 2017. The Company is currently evaluating the impact of the adoption of this standard on the consolidated financial statements.

F-11

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

In September 2015, the FASB issued ASU No. 2015-16, "Simplifying the Accounting for Measurement Period Adjustments" (Topic 805). The provisions of ASU 2015-16 require an acquirer to recognize adjustments to provisional amounts identified during the measurement period in the reporting period in which the adjustment amounts are determined. ASU 2015-16 requires an acquirer to record, in the same period's consolidated financial statements, the effect on earnings of changes in depreciation, amortization or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the account had been completed at the acquisition date. ASU 2015-16 also requires an entity to present separately on the face of the income statement or disclose in the footnotes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustments had been recognized as of the acquisition date. ASU 2015-16 will be effective for us beginning October 1, 2017, but early adoption is permitted. Management is currently evaluating the impact of implementation of this standard on the consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities. This update removes the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thus removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. This includes eliminating the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the consolidated financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it has been in the development stage. Also, the update included a clarification that Topic 275, Risks and Uncertainties is applicable to entities that have not commenced planned principal operations and removed paragraph 810-10-15-16 that stated that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if the entity demonstrated certain criteria and its governing documents allow additional equity investments. The update relating to the elimination of disclosure requirements for a development stage entity is effective retrospectively for annual reporting periods beginning after December 15, 2014 and interim periods therein. The update relating to Topic 275 is effective prospectively for annual reporting periods beginning after December 15, 2014 and interim periods therein. The update relating to eliminating paragraph 810-10-15-16 is effective retrospectively for annual reporting periods beginning after December 15, 2015 and interim periods therein. Early application is permitted. The adoption of the update has been applied to these consolidated financial statements and had no impact on the Company's financial position or results of operations.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This update provides guidance in generally accepted accounting principles about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in the applicable standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the consolidated financial statements are issued (or available to be issued). The amendments in the update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter.

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs, which change the presentation of debt issuance costs in consolidated financial statements. Under the standard, an entity presents such costs in the consolidated balance sheets as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs is reported as interest expense. The standard will be effective for the annual period ending after December 15, 2015. The Company adopted ASU 2015-03, effective in its consolidated financial statements for the nine months ended September 30, 2015 and the year ended December 31, 2014.

F-12

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

3. Accrued Expenses

Accrued expenses consist of the following as of September 30, 2015 and December 31, 2014:

	September 30, 2015	December 31, 2014
Legal, consulting and professional fees	$272,788	$111,970
Accrued consulting expense to founder	309,664	188,736
Accrued rent to a related party (see Note 7)	—	7,549
Accrued interest	130,839	38,811
	$713,291	$347,066

4. Asset Purchase Agreement with Stryker Corporation

In June 2014, the Company entered into an asset purchase agreement with Stryker and Stryker Biotech, an affiliate of Stryker, whereby the Company purchased certain assets relating to BMP-7 including, preclinical and clinical data, trade secrets and patents. The Company did not hire or receive any Stryker workforce or employees working on BMP-7 or any research, clinical or manufacturing equipment. In addition, the Company did not assume from Stryker any contracts, licenses or agreements between Stryker and any third party with respect to BMP-7. The Company will need to independently develop all clinical processes and procedures for the Phase 3 clinical trial through the use of internal and external resources once appropriate and acceptable resources have been identified and obtained.

The Company agreed to pay Stryker Biotech an upfront purchase price, royalty payments, and milestone payments. The upfront purchase price consisted of (1) a secured promissory note in the original principal amount of $500,000 (the “First Installment”), (2) a deferred payment of $500,000, which was to be paid upon completion of the transfer of the purchased inventory to the Company (the “Second Installment”), and (3) a deferred payment of $500,000, which was to be paid on the earlier of December 31, 2014 and the completion of the Company’s initial public offering (the “Third Installment”).

The promissory note tendered as the First Installment was amended and restated as of June 30, 2014. Interest on the principal balance of the amended and restated promissory note accrued at a rate of 5% per annum through July 14, 2014 and, thereafter, at a rate of 18% per annum. The amended and restated promissory note was secured by the assets the Company purchased from Stryker and Stryker Biotech and all accounts, cash deposit accounts, cash, cash equivalents, instruments, chattel paper, instruments, and money of the Company. The amended and restated promissory note matured on July 31, 2014. The principal stockholder of the Company paid $100,000 of the First Installment on behalf of the Company on August 20, 2014. The second installment payment was voided as Stryker failed to transfer certain product to the Company; therefore, the second installment payment was not recorded. The Third installment was not paid on its due date of December 31, 2014, as a result, interest on the principal balance of the Third installment was accrued at a rate of 15% per annum.

In August 2015, the Company issued a second amended and restated secured promissory note to Stryker Biotech in the original principal amount of $1,013,216, consisting of (1) the unpaid balance of the First Installment ($400,000), (2) the unpaid balance of the Third Installment ($500,000) and (3) interest that had accrued on such amounts ($113,216). Interest on the principal balance of the second amended and restated promissory note accrues at a rate of 8% per annum, and the promissory note matures on August 3, 2016. The second amended and restated promissory note is secured by the assets the Company purchased from Stryker and Stryker Biotech and all accounts, cash deposit accounts, cash, chattel paper, instruments, and money of the Company. Stryker’s lien on the Company assets is subordinate to the Knight’s lien on all of the Company’s assets (Note 6). The principal stockholder of the Company also personally guaranteed $400,000 of the second amended and restated promissory note.

In connection with this transaction, the notes payable were recorded at fair value. The notes payable to Stryker Corporation were issued with a below market rate interest and the Company recorded $61,988 debt discount to the related debt security which is being accreted as non-cash interest expense over the expected term of the loan. The entire amount of the debt discount was charged to interest expense for the period ended December 31, 2014. As of September 30, 2015 and December 31, 2014, the outstanding principal amount due to Stryker was $1,013,216 and $900,000, and the related interest accrued was $23,359 and $38,811, respectively.

F-13

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

In addition to the upfront purchase price, the Company must pay Stryker Biotech royalties at a low to mid, single-digit rate on net sales of products that are generated or derived from any of the purchased assets. These royalties are payable in perpetuity. The Company is also required to make payments to Stryker Biotech upon the achievement of certain developmental and commercial milestones relating to products that are generated or derived from any of the purchased assets, including, without limitation, achieving certain net sales thresholds during a calendar year.

In addition, the Company issued to Stryker 263,158 shares of common stock of the Company. The Company recorded $180,000, which represented the estimated fair value of the common stock issued, to research and development expense. The Company also granted certain rights to Stryker to protect against dilution of Stryker’s ownership interest in the Company. The anti-dilution rights will lapse after the Company raises at least $10,000,000 of equity financing in a single transaction or a series of transactions. The liability for the anti-dilution right of $526,316 is based on the maximum value of shares potentially required to be issued under such agreements. Although price and quantity of shares is not known, the value of the anti-dilution liability is known at inception.

The Company granted Stryker Biotech a right of first negotiation with respect to the commercialization of products that are generated or derived from any of the purchased assets in the field of osteoarthritis. Prior to entering into a commercialization partnership with any third party, the Company must offer Stryker Biotech an opportunity to negotiate for such commercialization rights.

The transaction has been accounted for as an asset purchase, however, because the asset acquired had no alternative use on the date of acquisition the amounts were not capitalized. As result, the Company recorded a total of $1,644,328 research and development expenses for the period ended December 31, 2014, which was the total fair value of notes payable, equity and the liability for the anti-dilution rights issued to Stryker in June 2014.

5. Business Acquisition – Ember Therapeutics

On March 11, 2015, the Company obtained 100% of the outstanding shares of Pre-Ember in exchange for the issuance of a $2,000,000 convertible note payable to the shareholder of Pre-Ember, and contingent consideration that becomes payable in accordance with the Merger Agreement as described below. Pre- Ember was focused on research and development activities primarily on brown fat biology and insulin sensitization. In addition, as part of the merger the Company obtained access to clinical research organization contracts, assumed a license with Joslin Diabetes Center for 31 patent and patent applications, obtained preclinical data, trade secrets, and other proprietary information as well as certain consulting agreements.

The transaction has been accounted for as a business combination under the acquisition method of accounting. Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed have been recorded at fair value, with the remaining purchase price recorded as goodwill. The fair values of current assets and liabilities approximated their book value. The fair values of acquired intangible assets were determined using several significant unobservable inputs including comparison of products in similar stages of development, adjusted for appropriate discount rate. These inputs are considered Level 3 inputs under the fair value measurements and disclosure guidance.

The aggregate purchase price consideration was as follows:

Fair value of convertible note issued to Pre-Ember shareholders	$1,830,508
Fair value of beneficial conversion feature	331,198
Fair value of contingent consideration	2,257,046
Purchase price consideration	$4,418,752

F-14

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

The preliminary allocation of the total purchase price is described below based on the estimated fair value of the assets acquired and liabilities assumed on the date of acquisition. Management is in the process of refining this allocation.

Cash	$119,051
Prepaid expenses and other current assets	53,920
In-process research and development	4,262,618
Goodwill	1,898,016
Deferred tax liability	(1,898,016)
Accounts Payable	(16,837)
Net assets acquired and liabilities assumed	$4,418,752

The Company recorded a deferred tax liability for the difference in the book and tax basis of the in-process R&D, multiplied by the effective income tax rate, offset by a similar increase to goodwill. The valuation of the in-process research and development is preliminary. To the extent the final value differs from the preliminary estimate both goodwill and deferred tax liabilities will change.

Note Payable

Pursuant to the Merger Agreement, the Company is obligated pay the former Pre-Ember shareholders the principal sum of $2,000,000, together with interest on the unpaid principal balance of this Note outstanding at the rate of 8% per year until paid in full. Subject to the conversion provisions set forth in the note agreement and discussed below, all principal and accrued interest shall be due and payable on March 11, 2018 (the “Maturity Date”). All of the outstanding principal and interest under this Note shall automatically become due and payable immediately following the closing of an IPO of capital stock of the Company. The Holder has the option to convert the note into shares of the Company’s stock at a conversion price equal to 80% of the per share price on the closing of the IPO or maturity date of the note.

The convertible note payable to was issued with a below market rate interest, as a result, the fair value of the note payable was $1,830,508. The Company recorded $169,492 debt discount and $32,956 of the debt discount was amortized to interest expense for the nine months ended September 30, 2015.

The convertible note payable also contains a BCF. The intrinsic value of the BCF at the date of issuance was determined by measuring the difference between the conversion price and the intrinsic value of the stock at the commitment date. Such value was estimated to be $331,198. The Company recorded this conversion feature as an increase to additional paid-in-capital.

The following table summarizes the convertible note payable at September 30, 2015, and the related accrued interest was $88,986 as of September 30, 2015:

Convertible note payable	$2,000,000
Less: Debt discount, net of amortization	(136,536)
$1,863,464

F-15

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

Contingent Consideration

The Company also agreed to pay contingent consideration as described below:

i)	An amount in cash equal to $4,000,000, payable within five business days after the last trading day of any period of 30 consecutive calendar days in which the Company’s common stock is listed for trading on a securities exchange and the average closing market capitalization equals or exceeds $300,000,000
ii)	An amount in cash equal to $2,000,000, payable within five business days after the first to occur of a change of control or entry into a license or commencement of a phase 2 clinical trial, in either case related to a product candidate with an indication related to metabolic disease, as defined in the Merger Agreement.

Contingent consideration not paid when due, shall bear interest from the due date until the date of payment at a rate of 8% per annum, compounded monthly.

The agreement to pay the contingent consideration as described above resulted in the recognition of a contingent consideration liability, which is recognized at the inception of the transaction, and subsequent changes to estimate of the amounts of fair value of the contingent consideration to be paid will be recognized as charges or credits in the Consolidated statement of operations. Based on the assumptions, the fair value of the contingent consideration was determined to be $2,257,046 at the date of acquisition. The fair value of the contingent consideration was determined by a PWERM analysis, using estimates of the product development cycle, funding of clinical activities, probability of IPO and expectations of potential market capitalizations. These inputs are considered Level 3 inputs under the fair value measurements and disclosure guidance. No payments were made through September 30, 2015, and the management believes that the fair value of contingent consideration did not change from the date of the acquisition to September 30, 2015.

6. Note payable to Knight Therapeutics, Inc.

In August 2015, the Company and Knight Therapeutics, Inc. (“Knight”) entered into a loan agreement pursuant to which Knight provided a $1,000,000 bridge loan to the Company. The loan matures on August 3, 2016 and is secured by a first priority lien on all present and future property of the Company. Interest on the outstanding principal balance accrues at a rate equal to the greater of (i) 12.5% and the (ii) the 1-year LIBOR rate plus 10%. The Company must make quarterly interest payments to Knight during the term of the loan. Pursuant to the loan agreement, the Company must use commercially reasonable efforts to raise a minimum of $45,000,000 of equity financing (the “Equity Raise”) by February 3, 2016.

Until the loan is repaid, the Company may not incur any debt other than 1) debt that is consented to by Knight or subordinated to the Company’s obligations under the loan agreement, 2) debt associated with certain personal property financing arrangements and 3) accounts payable that arise in the ordinary course of business.

In connection with this loan agreement the Company issued a number of other instruments described as follows:

1)	Upon completion of an Equity Raise, the Company must issue to Knight, for no additional consideration, warrants to purchase a number of shares of common stock, at a price per share equal to the price of the Equity Raise, such that a 5-year Black-Scholes valuation using a 60% volatility and 1.75% risk-free rate would generate an “expected value” of $200,000. The warrants will be exercisable for 5 years. The fair value of the warrant liability was approximately $200,000, as a result, $200,000 was recorded as both a derivative liability and a debt discount. Upon completion of the Equity Raise and the issuance of the warrants and at the end of each reporting period the fair value of the warrants will be remeasured and any changes will be charged to expense.

F-16

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

2)	Knight will commit a minimum of $2,500,000 to participate in an initial public offering (as defined in the note agreement) of equity interests of the Company (equity participation rights), if the price per share offered to Knight is equal to a 20% discount to the Initial Public Offering price. Further, Knight may, in its sole discretion, commit up to an additional $2,500,000 to participate in an initial public offering of the of the Company, if the price per share offered to Knight is equal to a 20% discount to the initial public offering price. The collective fair value of aforementioned equity participation rights was approximately $365,683, which was determined by PWERM analysis as of the date of closing. As a result, the Company recorded $365,683 to derivative liabilities and debt discount.

3)	A distribution, license and supply agreement (the “Distribution Agreement”) pursuant to which the Company appointed Knight as the exclusive distributor of the Company’s BMP-7 products in Canada, Israel, Russia and sub-Saharan Africa. The Company would receive a specified percentage of net profits of Knight under this Distribution Agreement. Under the distribution agreement, Knight is responsible, at its sole cost, for obtaining and maintaining the regulatory approvals necessary to commercialize licensed products in the territory and launch each licensed product as quickly as possible. The Company is responsible for manufacturing and supplying the licensed products for distribution by Knight. With respect to each licensed product, Knight’s right to act as the exclusive distributor in the territory continues for a period of 10 years from the launch of the licensed product. The term renews for successive 10-year periods unless either party provides advance notice of nonrenewal to the other party and, if the Company elects not to renew the agreement, subject to a non-renewal fee equal to 3 times the amount of net sales of the applicable licensed product achieved by Knight in the territory during the 12 months preceding the date of the notice. The Company has the right, exercisable at any time prior to seeking regulatory approval to commercialize the licensed products in the territory to repurchase the rights granted to Knight under the distribution agreement. The fair value of the Distribution Agreement was approximately $355,000 as determined by a PWERM analysis at the closing date. The relative fair value of the distribution agreement which amounted to $23,540 was charged to both deferred revenue – distribution rights and debt discount related to the note payable to Knight.

Debt Issuance Costs

In connection with Knight financing, the Company is obligated to issue warrants to the placement agent, such that the proceeds from the exercise of these warrants would be $40,000. As of September 30, 2015, the Company had not issued these warrants. The warrants will be exercisable into common stock for ten years from issuance. The fair value of such warrants was approximately $29,480, which was computed utilizing the Black-Scholes valuation model with the following assumptions as of August 3, 2015 and September 30, 2015:

Exercise price (assumed)	$3.95
Fair value of underlying common stock	$3.95
Risk free interest rate	2.16%
Calculated dividend rate	0%
Expected life of the warrants in years	10
Expected volatility	66.40%
Fair value of warrant	$2.91

As the placement agent warrants were issued in association with the Knight financing, they have been deemed debt issuance costs and charged to debt discount related to the note payable to Knight, along with $315,000 of other debt issuance costs, which included legal and professional fees and lender fees directly related to the financing.

F-17

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

Accounting Considerations

The Company has determined that each of the instruments within the financing (equity participation rights, warrant liability and distribution rights) are freestanding financial instruments. Debt issuance costs, the fair value of warrants to be issued and the fair value of the equity participation rights were initially treated as debt discounts at their fair value.  The carrying value of the remaining instruments was then allocated based upon the relative fair value of such instruments (I.e. The distribution rights and the promissory note). The value allocated to the warrants, equity participation rights and distribution rights, along with the debt issuance costs, is recognized as a debt discount which is being accreted to interest expense on the effective interest method over the period to maturity.

The fair value of the warrants and equity participation rights will be revalued each reporting period, with changes in such estimates recognized as a charge to operations. The allocated fair value of the distribution rights will not be adjusted each reporting period and will be recognized as income commencing when sales occur in such jurisdiction.

The following table summarizes the convertible note payable to Knight at September 30, 2015, and the related accrued interest was $18,493 as of September 30, 2015:

September 30, 2015
Note payable – face amount	$1,000,000
Less: Debt discounts, net of accretion:
Fair value of Equity Participation Rights	$365,683
Fair value of warrant liabilities	200,000
Debt issuance costs – fair value of warrants issuable	29,480
Debt issuance costs – other	315,000
Amount of proceeds allocated to Distribution Agreement	23,540
Accumulated amortization of debt discount	(138,137)
Less: Debt discount, net of accretion	(795,566)
$204,434

A total of $138,137 debt discount was amortized to interest expense for the nine months ended September 30, 2015.

F-18

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

7. Commitments and Contingencies

Operating Lease Commitments

The Company leases its office from a related party, wholly owned by its majority stockholder, on a month-to-month basis. Rent expense for the nine months ended September 30, 2015, period ended September 30, 2014 and the period ended December 31, 2014 were $9,000, $4,500 and $7,549, respectively. Rent payable is $0 and $7,549 at September 30, 2015 and December 31, 2014, respectively. No rent payments were made through December 31, 2014 and $16,549 was paid through September 30, 2015.

Employment Agreement

The Company entered into an employment agreement with its Chief Executive Officer which had an effective date of October 2014. The agreement specifies the compensation payable to, and the services to be provided by, the executive. No payments were made through December 31, 2014, and $80,000 was paid through September 30, 2015. The Company accrued $220,000 and $76,932 at September 30, 2015 and December 31, 2014, respectively, for unpaid salary.

The Company also agreed to provide this executive with stock options to purchase 4% of the Company’s common stock. This agreement was terminated in August 2015, as the executive resigned. None of the stock options promised were issued and the value of the commitment was not material as of December 31, 2014, therefore, the Company did not record any stock compensation expense.

License Agreement

The Company has a license agreement with Joslin Diabetes Center. The license includes obligations whereby the Company is required to make payments for license fees, milestones, license maintenance fees and royalties. The Company is also responsible for patent prosecution costs. The Company is obligated to issue 100,000 shares of common stock upon reaching certain milestones such as testing trials, patent issuance and government approvals. In addition, the Company will owe single-digit royalties on sales of commercial products developed using these licensed technologies, if any. The Company is also obligated to pay to the licensors a percentage of fees received if and when the Company sublicenses the technology. As of September 30, 2015 and December 31, 2014, the Company has not yet developed a commercial product using the licensed technologies, nor has it entered into any sublicense agreements for the technology.

8. Related Party Transactions

As of September 30, 2015 and December 31, 2014, the Company had borrowed approximately $258,959 and $199,792, from its founder and Executive Chairman, who is also the principal shareholder, of which $258,959 and $0 was repaid through September 30, 2015 and December 31, 2014, respectively. These loans were short term, non-collateralized and non-interest bearing and were repaid in full as of September 30, 2015.

The Company entered into a consulting agreement with its founder and Executive Chairman which has an effective date of May 2014. The agreement specifies the compensation payable to, and the services to be provided by, the executive. The Company accrued $309,664 and $188,736 at September 30, 2015 and December 31, 2014, respectively, for unpaid consulting fees. No compensation payments were made through December 31, 2014, and $104,072 was paid through September 30, 2015.

See Note 9 for description of equity issuance, Note 7 for rental arrangements, and Note 4 for the asset purchase agreements with Stryker Corporation.

F-19

Ember Therapeutics, Inc.

Formerly Mariel Therapeutics, Inc.

Notes to Consolidated Financial Statements

Nine months ended September 30, 2015 (unaudited), Period from May 14, 2014 (inception) to September 30, 2014 (unaudited) and Period from May 14, 2014 (inception) to December 31, 2014 (audited)

9. Equity

Issuance of common stock to founders

On June 16, 2014, the founder and principal stockholder was issued 5,000,000 shares of the Company’s common stock by contributing his 100% membership interest of Mariel Advisors, LLC to the Company. Mariel Advisors, LLC had no activity from its inception to May 14, 2014. Accordingly, no value was assigned to the founder shares.

See Note 4 for issuance of common stock to Stryker Corporation pursuant to the asset purchase agreements.

Warrants

See Note 6 for the issuable warrants in connection with the Knight financing.

10. Income Taxes

The significant components of the Company's deferred tax assets and liabilities at December 31, 2014 and September 30, 2015 are as follows:

	December 31, 2014	September 30, 2015 (unaudited)
Deferred Tax assets (liability):
Net operating loss carry-forwards	$495,816	$1,103,582
Research and development expense	481,223	448,036
Accrued Expenses	52,542	166,976
Valuation allowance	(1,029,581)	(1,718,594)
Net Deferred tax assets	—	—
In process research and development	—	(1,898,016)
Net deferred tax liability	$—	$(1,898,016)

The income tax expense (benefit) for the year ended December 31, 2014 differed from the amounts computed by applying the U.S. federal income tax rate of 34% to loss before tax benefit as a result of nondeductible expenses, permanent items, and increases in the Company’s valuation allowance summarized as follows:

December 31, 2014

Benefit expected at federal statutory rate	$(966,731)
Permanent Items	180,561
Valuation allowance	786,170
Income tax expense	$ - -

F-20

A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of the available evidence, both positive and negative, the Company determined that a valuation allowance of $1 million at December 31, 2014 and $1.7 million at September 30, 2015 was necessary to reduce the deferred tax assets to the amount that will more likely than not be realized.

At December 31, 2014, the Company had approximately $1.1 million of gross federal net operating loss carry-forwards. At December 31, 2014, the Company had approximately $1.1 million of gross state net operating loss carry-forwards. If not utilized, the federal and state net operating loss carry-forwards will begin to expire in 2034. The utilization of such net operating loss carry-forwards and realization of tax benefits in future years depends predominantly upon having taxable income.

The Company may be subject to the net operating loss provisions of Section 382 of the Internal Revenue Code. The company has not calculated if an ownership change has occurred. The effect of an ownership change would be the imposition of an annual limitation on the use of NOL carryforwards attributable to periods before the change. The amount of the annual limitation depends upon the value of the Company immediately before the change, changes to the Company’s capital during a specified period, and the federal published interest rate.

A portion of the purchase price of Pre- Ember was allocated to in process research and development for book purposes, an indefinite lived intangible. The tax basis in the asset is zero. Therefore, the Company recorded a deferred tax liability for the basis difference. As the intangible asset is not being amortized the deferred tax liability (“DTL”) cannot be used as a source of income to realize deferred tax assets. Therefore, there is a full valuation allowance against all deferred tax assets and the DTL is listed within the non-current liabilities section.

For 2015, the Company is liable for various state minimum taxes which are immaterial.

11. Subsequent Event

On January 31, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Home Alliance Corporation, a publicly traded company (“American”). The Certificate of Merger was filed in the State of Delaware on February 2, 2016.  Under the terms of the Merger Agreement the Company was merged into American and the transaction was accounted for as a reverse merger and recapitalization as the stockholders of the Company possess majority voting control of American immediately following the acquisition and now control the board of directors. The financial statements give no effect to the merger.   Pursuant to the terms and conditions of the Merger Agreement:

▪	The holders of all of the capital stock of Ember issued and outstanding immediately prior to the closing of the Merger Agreement exchanged their shares for 37,974,777 newly-issued shares of American stock.
▪	The shareholders of American agreed to cancel and return 3,282,277 of the 3,707,510 shares of common stock outstanding.
▪	The holder of an outstanding promissory note issued by American in the approximate amount of $214,600 plus accrued interest, agreed to accept the issuance of 1,600,000 of American’s common stock in exchange for the note and accrued interest under the terms of a Conversion and Registration Rights Agreement.
▪	As a result of the transactions discussed above there were a total of approximately 40,000,000 shares of common stock of American issued and outstanding.

F-21